Exhibit 10.5
June 13, 2008
Mr. Joe Scirocco
Quiksilver, Inc.
15202 Graham Street
Huntington Beach, California 92649
     RE:   Amendment to Employment Agreement
Dear Mr. Scirocco:
Reference is made to your Employment Agreement (“Agreement”) dated April 12, 2007 by and between Quiksilver, Inc. (“Quiksilver”) and you. Capitalized terms used in this letter and not defined herein shall have the meaning ascribed to them in the Agreement.
This letter amends the Agreement as follows:
1.	The parties agree to amend and replace Section 1 of the Agreement as follows:

“1. Position; Exclusivity. The Company hereby agrees to employ you as its Chief Financial Officer, reporting to the Chief Executive Officer. During your employment with Quiksilver, you will devote your full professional and business time, interest, abilities and energies to the Company and will not render any services to any other person or entity, whether for compensation or otherwise, or engage in any business activities competitive with or adverse to the Company’s business or welfare, whether alone, as an employee, as a partner, as a member, or as a shareholder, officer or director of any other corporation, or as a trustee, fiduciary or in any other similar representative capacity of any other entity without the prior written consent of the Chief Executive Officer.”
Except as expressly amended by this letter, the terms, conditions, covenants and agreements contained in the Agreement remain unaffected by this letter and continue in full force and effect. This letter is intended by the parties to satisfy the requirement in clause 13 of the Agreement that any modification or amendment to the Agreement be in writing and signed by both parties. Further, this letter and the Agreement constitute the entire agreement between the parties with respect to the subject matter set forth herein and therein and supercede all other agreements, proposals, oral or written statements. Please confirm your agreement by signing and returning one copy of this letter to the undersigned, whereupon this letter will become a binding agreement between the parties.
Very truly yours,

By:

Name: Bob McKnight
Title: Chief Executive Officer
Accepted and agreed to this16th day of June, 2008

By:

Name:
Title: